Exhibit 21


                           EXHIBIT 21

                          SUBSIDIARIES


     Name                        Jurisdiction of Incorporation

The First National Bank of         United States of America
  Leesport                              (national bank)

Merchants Bank of Pennsylvania            Pennsylvania

Essick and Barr Insurance, Inc.           Pennsylvania

First Leesport Wealth Management,
  Inc.                                    Pennsylvania

First Leesport Investment Group,
  Inc.                                    Pennsylvania

First Leesport Capital Trust I            Delaware


"WORD"

Long Document Name:
EXHIBIT 21 TO FORM 10-K - FIRST LEESPORT
System Document
Number:
57500 - FMM
Additional
Information:
TYPED
You will have line numbers down the side of each draft document unless you indicate otherwise. 1.5 line spacing will be used on all drafts unless you indicate otherwise.
Return To:
Location:
Return:   _____draft     _____final     _____redlined     _____stapled
Line Spacing:     _____ same     _____ 1.0     _____ 1.5     _____ 2.0
Duplicate: _____ yes _____ no (New Client/Matter No: _	)
Save New Version For Redlining Prior To Revisions: _____ yes _____ no Caret Method _____ Standard Method _____
Notes:
EDGAR DOCUMENT!!!
Origination Date:
April 4, 2000
Author's Initials:
fmm
Last Revised By:
dlg/dlg/sm
Last Edit Date:
4-4;4-10




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SL1 57500v1/03002.013